UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 9, 2015

The Boston Beer Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	001-14092	04-3284048
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Design Center Place, Suite 850, Boston, Massachusetts		02210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(617) 368-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

The following Directors and Officers of the Registrant entered into individual sales plans pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, for trading in shares of the Registrant’s Class A Common Stock (each, a "10b5-1 Plan"): Martin F. Roper, President, Chief Executive Officer, and Director, and John Geist, Vice President of Sales, each entered into 10b5-1 Plans on November 9, 2015; Robert P. Pagano, Vice President of Brand Development, and Kathleen H. Wade, Vice President-Legal and Corporate Secretary each entered into 10b5-1 Plans on November 13, 2015; and C. James Koch, Founder and Chairman of the Board, entered into a 10b5-1 Plan on November 16, 2015. The maximum number of shares that may be sold pursuant to these 10b5-1 Plans is 413,603 shares. The purpose of each of these 10b5-1 Plans is to provide liquidity and investment diversification. Once executed, transactions under each 10b5-1 Plan will be disclosed publicly through Form 4 and/or Form 144 filings with the Securities and Exchange Commission.

On November 16, 2015, the Registrant entered into a 10b5-1 Plan to repurchase up to $61 million in Registrant’s Class A Common Stock during the period commencing December 28, 2015 and ending March 25, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc.

November 18, 2015	By:	William F. Urich

Name: William F. Urich
Title: Chief Financial Officer